UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

________________________

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934 (Amendment No. )

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Filed by a Party other than the Registrant ☐

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☐	Preliminary Proxy Statement

☐	Confidential, For Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☑	Soliciting Material Pursuant to § 240.14a-12

Franchise Group, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

May 10, 2023

Moments ago, a press release was issued to announce that a consortium led by members of the senior management team, including myself, have signed a definitive agreement to take Franchise Group, Inc. private at a price of $30.00 per share. This transaction was independently evaluated by a Special Committee of our Board of Directors and determined to be the best available path forward for our public shareholders. I believe it is an important step forward in our mission to build and develop industry leading franchise brands.

We expect the transaction to close in the second half of 2023.

I continue to believe in the value of our brands, our partners, our people and our long-term strategy. Today’s announcement is the result of the commitment, hard work and value that all of you have contributed to FRG.

In the coming weeks and months, we will be sharing more details with you on this transaction and how it will impact you and your role. We firmly believe this transaction will strengthen all of our brands. For now, you can read our press release located on our website and attached to this memo.

Until all closing conditions to the transaction are satisfied, including approval by our public shareholders, Franchise Group remains a publicly traded company and will continue to operate as such. It will be business as usual, and I ask that you continue to focus on your normal day-to-day responsibilities. We have also prepared a frequently asked questions (“FAQ”) document that will address many of the specific questions you may have regarding how this transaction impacts you and your role which will be circulated by your local HR teams.

Thank you for your dedication and continued support of Franchise Group.

Sincerely,

Brian Kahn

Chief Executive Officer

Frequency Asked Questions

GENERAL FAQs

What was announced?

•	Franchise Group announced an agreement to be acquired by members of our senior management team led by Brian Kahn, our CEO (collectively with affiliates and related parties of the senior management team, the “Management Group”), in financial partnership with a consortium that includes B. Riley Financial, Inc. and Irradiant Partners.

•	Under the terms of the agreement, holders of Franchise Group’s common stock (other than the Management Group) will receive $30.00 in cash per share of common stock.

Why is this the best outcome for Franchise Group unaffiliated shareholders?

•	We believe this transaction offers compelling, immediate and certainty of value for FRG shareholders other than the Management Group (collectively, “unaffiliated shareholders”).

•	The transaction delivers significant value to FRG’s unaffiliated shareholders and represents a 31.9% premium to FRG’s unaffected closing common stock price on March 17, 2023, the last trading day before FRG announced the receipt of an unsolicited non-binding proposal to acquire the Company.

When will this deal happen?

•	We expect that this transaction will close in the second half of 2023, subject to the satisfaction or waiver of customary closing conditions, including approval by FRG’s stockholders, including a majority of the shares of FRG common stock not owned or controlled by the Management Group or other members of the buyer consortium, and expiration or termination of the applicable waiting period under the Hart-Scott-Rodino Act.

What are the terms of the transaction?

•	A newly formed company controlled by the Management Group led by Brian Kahn will acquire all of the outstanding shares of FRG’s common stock not already owned by the Management Group for $30.00 per share in cash.

What will happen to Brian and our leadership team?

•	Brian will continue as FRG’s CEO and our existing management team is expected to continue to lead FRG.

When will more information be available?

•	Keep in mind, the transaction was just announced so, consistent with deals of this nature, there are many details that we do not have yet and that still need to be worked out.

•	We will continue to keep you updated as there is more information to share.

BUSINESS PARTNER FAQs

How will this change the business in the long term?

•	We do not expect this deal to change our relationship or commitment to growing our brands. The ownership change at our parent, Franchise Group, is not expected to change our fundamental business model or impact our day-to-day operations. FRG will continue to be focused on owning and operating a portfolio of highly recognized brands.

How will this change our competitive positioning?

•	The buyer group, which collectively owns approximately 36% of FRG today, has received financing commitments from third party lenders and institutional investors, including B. Riley Financial and Irradiant Partners, to finance a portion of the purchase price. Their interest demonstrates their commitment to our business, our partners, franchisees, dealer and employees. We are excited about what we can achieve together.

EMPLOYEE FAQs

What does it mean to become a private company?

•	Becoming a private company means that, upon completion of the transaction, our stock will no longer be listed or traded on NASDAQ, and we will cease to be an SEC reporting company.

•	Becoming a private company does not change the foundation of our business. The ownership change at our parent, Franchise Group, will not change our fundamental business model or impact our day-to-day operations. FRG will continue to be focused on owning and operating a portfolio of highly recognized brands.

•	As always, our focus needs to remain on building leading businesses that serve our customers, franchisees and dealers.

What does this transaction mean for Franchise Group employees? Our culture and mission?

•	This deal does not change our fundamental business or your daily responsibilities. FRG is committed to growing our brands and serving our franchisees, dealers and customers.

•	The Management Group led by Brian Kahn already understands our culture, our people and our business model. Each brand’s goals and missions are unchanged. They recognized that the talent at each brand is a large part of the success and has no desire to make material changes.

What will happen to my job?

•	The buyer group is acquiring us because they believe in the value of our company and our people.

•	We expect this group to continue to run the business in substantially the same manner it has been run to date.

Will my title or job responsibilities change?

•	We expect the company to continue operating as usual in the near term. Your role and responsibilities are currently expected to stay the same.

Will my compensation/bonus and benefits change?

•	We are continuing to operate under each brand’s current compensation plans and the current FRG benefits programs.

What happens to my health care and other benefits?

•	We are continuing to operate under our current benefits programs. Our benefit plans renew every calendar year. We currently intend to have open enrollment in November with substantially comparable benefits that are offered today.

Will I have to relocate?

•	We expect the brands to operate as usual in the near term.

What will the new organizational structure of the company look like?

•	FRG’s current management team, including Brian Kahn, intend to continue to lead FRG. Management of the brands is not expected to change in the near term.

Will I report to a new manager or department?

•	We expect the company to operate as usual in the near term.

Who can we contact if we have more questions?

•	Please contact your local HR manager or Andrew Kaminsky at FRG if you have questions.

Are there any restrictions with respect to our trading of FRG stock?

•	We remind employees of their obligations under the Company’s insider trading policy, which restricts employees from buying or selling FRG stock while they are in possession of material non-public information. Because you may learn material non-public information about the transaction in the time period prior to closing, we urge you to check with your FRG’s Deputy General Counsel, Tiffany McMillan-McWaters prior to engaging in any purchase or sale of FRG stock.

STOCK HOLDING EMPLOYEES FAQs

How will equity be treated upon the closing of the transaction?

•	Common Stock: Each share of common stock will be converted into the right to receive $30.00 per share, in cash.

•	Stock Options: Holders of stock options with an exercise price less than $30.00 will receive $30.00 minus the applicable exercise price of each option, multiplied by the number of shares subject to the option (net of withholding taxes). Any options with an exercise price higher than $30.00 will be cancelled for no consideration.

•	Restricted Stock Units (RSU): Holders of vested and unvested restricted stock units will receive a cash payment equal to $30.00 multiplied by the number of shares underlying your vested and unvested restricted stock units (net of withholding taxes).

•	Performance Restricted Stock Units (PSRU): Other than with respect to the performance restricted stock units that we refer to as the “market-based” restricted stock units, holders of performance restricted stock units for any incomplete performance period will receive a cash payment equal to the target number of shares subject to the performance restricted stock unit multiplied by $30.00 (net of withholding taxes). The performance criteria of the restricted stock units that we refer to as “market-based” restricted stock units, that vest based on the increase of FRG’s share price relative to the share price in June 2021, will not be achieved at the $30.00 offer price, and therefore those “market-based” restricted stock units will not vest and will be cancelled upon the closing of the transaction for no consideration.

Forward-looking Statements

This communication contains forward-looking statements. Forward-looking statements include, without limitation, projections, predictions, expectations, or beliefs about future events or results and are not statements of historical fact. Such statements may include statements regarding the completion of the proposed merger and the expected timing thereof, the expected value provided to stockholders as a result of the proposed merger, the management of the Company upon completion of the proposed merger and the Company’s operating and strategic plans upon completion of the proposed merger. Such forward-looking statements are based on various assumptions as of the time they are made, and are inherently subject to known and unknown risks, uncertainties and other factors that may cause actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Forward-looking statements are often accompanied by words that convey projected future events or outcomes such as “expect,” “believe,” “estimate,” “plan,” “project,” “anticipate,” “intend,” “will,” “may,” “view,” “opportunity,” “potential,” or words of similar meaning or other statements concerning opinions or judgment of the Company or its management about future events. Although the Company believes that its expectations with respect to forward-looking statements are based upon reasonable assumptions within the bounds of its existing knowledge of its business and operations, there can be no assurance that actual results, performance, or achievements of the Company will not differ materially from any projected future results, performance or achievements expressed or implied by such forward-looking statements. Actual future results, performance or achievements may differ materially from historical results or those anticipated depending on a variety of factors, some of which are beyond the control of the Company, including, but not limited to, the occurrence of any event, change or other circumstances that could give rise to the termination of the Merger Agreement; the inability to complete the proposed merger due to the failure to obtain stockholder approval for the proposed merger or the failure to satisfy other conditions to completion of the proposed merger; risks related to disruption of management’s attention from the Company’s ongoing business operations due to the proposed merger; unexpected costs, charges or expenses resulting from the proposed merger; the Company’s ability to retain and hire key personnel in light of the proposed merger; certain restrictions during the pendency of the proposed merger that may impact the company’s ability to pursue certain business opportunities or strategic transactions; the ability of the buyer group to obtain the necessary financing arrangements set forth in the commitment letters received in connection with the proposed merger; potential litigation relating to the proposed merger that could be instituted the parties to the Merger Agreement or their respective directors, managers or officers, including the effects of any outcomes related thereto; the effect of the announcement of the proposed merger on the Company’s relationships with its franchisees and customers, operating results and business generally; and the risk that the proposed merger will not be consummated in a timely manner, if at all. The Company refers you to the “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections of the Company’s Form 10-K for the fiscal year ended December 31, 2022, and comparable sections of the Company’s Quarterly Reports on Form 10-Q and other filings, which have been filed with the SEC and are available on the SEC’s website at www.sec.gov. All of the forward-looking statements made in this communication are expressly qualified by the cautionary statements contained or referred to herein. The actual results or developments anticipated may not be realized or, even if substantially realized, they may not have the expected consequences to or effects on the Company or its business or operations. Readers are cautioned not to rely on the forward-looking statements contained in this communication. Forward-looking statements speak only as of the date they are made and the Company does not undertake any obligation to update, revise or clarify these forward-looking statements, whether as a result of new information, future events or otherwise, except as required by applicable law.

Additional Information and Where to Find It

This communication is not intended to and does not constitute an offer to sell or the solicitation of an offer to subscribe for or buy or an invitation to purchase or subscribe for any securities or the solicitation of any vote or approval in any jurisdiction, nor shall there be any sale, issuance or transfer of securities in any jurisdiction in contravention of applicable law. In connection with the proposed merger, the Company intends to file relevant materials with the Securities and Exchange Commission (the “SEC”), including a proxy statement on Schedule 14A (the “Proxy Statement”), and the Company and affiliates of Vintage Capital Management, LLC intend to jointly file a transaction statement on Schedule 13E-3 (the “Schedule 13e-3”). This communication is not a substitute for the Proxy Statement or any other document that the Company may file with the SEC or send to its stockholders in connection with the proposed merger. STOCKHOLDERS OF THE COMPANY ARE ADVISED TO READ THE PROXY STATEMENT, THE SCHEDULE 13E-3 AND ANY OTHER DOCUMENTS FILED BY THE COMPANY WITH THE SEC IN CONNECTION WITH THE PROPOSED MERGER BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE COMPANY AND THE BUSINESS TO BE CONDUCTED AT THE SPECIAL MEETING. All such documents, when filed, may be obtained free of charge at the SEC’s website (http://www.sec.gov). These documents, once available, and the Company’s other filings with the SEC also will be available free of charge on the Company’s website at www.franchisegrp.com.

Participants in the Solicitation

The Company and its directors and executive officers may be deemed to be participants in the solicitation of proxies from the Company’s stockholders with respect to the proposed merger. Information about the Company’s directors and executive officers and their ownership of the Company’s common stock is set forth in the Company’s proxy statement on Schedule 14A filed with the SEC on April 7, 2023 and the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2022 filed with the SEC on February 28, 2023. To the extent that such individual’s holdings of the Company’s common stock have changed since the amounts printed in the Company’s proxy statement, such changes have been or will be reflected on Statements of Change in Ownership on Form 4 filed with the SEC. Other information regarding the identity of the potential participants, and their direct or indirect interests in the proposed merger, by security holdings or otherwise, will be set forth in the Proxy Statement and other materials to be filed with SEC in connection with the proposed merger. Free copies of these materials may be obtained as described in the preceding paragraph.